Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-226817, 333-218540), Form S-4 (No. 333-104818) and Forms S-8 (Nos. 333-65516, 333-152769, 333-161395, 333-197938) of Old National Bancorp of our report, dated February 12, 2019, relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

Louisville, Kentucky
February 12, 2019